Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169505, 333-167197, 333-159877, 333-105873, 333-91464, 333-84720, 333-59248, 333-43160, 333-86649, 333-65051, 333-136425, 333-116467 , 333-38025, 333-140935 and 333-154715) and Form S-3 (No. 333-147719, 333-141603, 333-43903, 333-44748, 333-74599, 333-84430 and 333-123823) of Harmonic, Inc. of our report dated April 28, 2010 relating to the financial statements of Omneon, Inc., which appears in the Current Report on Form 8-K/A of Harmonic, Inc. dated November 15, 2010.
/s/ PricewaterhouseCoopers LLP
San Jose, California
November 15, 2010